Registration No. 333-_________

    As filed with the Securities and Exchange Commission on January 27, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                          Dynamic Health Products, Inc.
             (Exact name of registrant as specified in its charter)

             Florida                                        34-1711778
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                         6911 Bryan Diary Rd., Suite 210
                              Largo, Florida 33777
                    (Address of principal executive offices)

                          2004 Consultant Services Plan
                            (Full title of the plan)

                                                           Copy to:
          Mandeep K. Taneja,
Chief Executive Officer and President              Martin A. Traber, Esquire
    Dynamic Health Products, Inc.                       Foley & Lardner
   6911 Bryan Diary Rd., Suite 210            100 North Tampa Street, Suite 2700
         Largo, Florida 33777                        Tampa, Florida 33602
       (727) 329-1845                                    (813) 229-2300
  (Name, address and telephone number,
including area code, of agent for service)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum        Proposed maximum
Title of securities to       Amount to be       offering price per       aggregate offering        Amount of
     be registered          Registered(1)            share (2)               price (2)           registration fee

Common Stock,
$.01 par value                 500,000                 $.60                 $300,000.00              $24.27

(1) The provisions of Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends, or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on January 20, 2004.
..

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents have been previously filed by Dynamic Health Products, Inc. (the "Company") with the Commission and are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-KSB filed on June 30, 2003, for the fiscal year ended March 31, 2003, which includes audited financial statements as of and for the years ended March 31, 2003.

                  (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since August 25, 1997.

                  (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted under Florida law.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits.
                  --------

                  The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:


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

Exhibit No.           Exhibit

(4.1)                 2004 Consulting Services Agreement with Martin A. Traber

(5)                   Opinion of Foley & Lardner

(23.1)                Consent of Brimmer, Burek & Keelan LLP

(23.2)                Consent of Foley & Lardner (contained in Exhibit 5 hereto)


Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, and State of Florida, on this 27th day of January, 2004.

                                       Dynamic Health Products, Inc.



                                       By:   /s/ Mandeep K. Taneja
                                           -------------------------------------
                                           Mandeep K. Taneja
                                           Chief Executive Officer and President


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                      Title                                      Date



/s/ Jugal K. Taneja
-------------------------
Jugal K. Taneja                                Chairman of the Board and Director         January 27, 2004

/s/ Mandeep K. Taneja                          Chief Executive Officer, President and
-------------------------                      Director                                   January 27, 2004
Mandeep K. Taneja

/s/ Cani I. Shuman                             Chief Financial Officer, Secretary,
-------------------------                      Treasurer and Director                     January 27, 2004
Cani I. Shuman

/s/ Kotha S. Sekharam                          Director                                   January 27, 2004
-------------------------
Kotha S. Sekharam


                                  EXHIBIT INDEX

                          Dynamic Health Products, Inc.


Exhibit No.                                      Exhibit

(4.1)                 2004 Consulting Services Agreement with Martin A. Traber

(5)                   Opinion of Foley & Lardner

(23.1)                Consent of Brimmer, Burek & Keelan LLP

(23.2)                Consent of Foley & Lardner (contained in Exhibit 5 hereto)






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